Exhibit 10.2
NETEZZA CORPORATION
[Form of]
Restricted Stock Unit Agreement (Performance-Based)
2007 Stock Incentive Plan
This Restricted Stock Unit Agreement is made as of the Agreement Date between Netezza Corporation (the “Company”), a Delaware corporation, and the Participant.

I.	Agreement Date
Date:

II.	Participant Information
Participant:

Participant Address:

III.	Grant Information
Grant Date:
Target Restricted Stock Units:
	Performance Metrics:	[insert performance metrics], calculated according to Exhibit B.
Performance Period:

IV.	Performance-Based Earn-Out

Performance Metric	Achievement of Performance Metric	Target Restricted Stock Units that Become Eligible for Vesting for such Performance Metric

[Insert for each performance metric]	[Less than ___%]	[0%]
	[___%-___%]	[___%-___% in an equal percentage as percentage achievement of the performance metric]*[percentage of Target Restricted Stock Units linked to such performance metric]]

	[Over ___%]	[___%]*[percentage of Target Restricted Stock Units linked to such performance metric]]
V.	Vesting Table

Vesting Date	Earned RSUs that Vest
[Later of the Earn-Out Date (as defined below) and the first anniversary of the Grant Date]	[1/3]
[Second anniversary of the Grant Date]	[1/3]
[Third anniversary of the Grant Date]	[1/3]
This Agreement includes this cover page and the following Exhibits, which are expressly incorporated by reference in their entirety herein:
Exhibit A — General Terms and Conditions
Exhibit B — Calculation of [insert performance metrics]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

NETEZZA CORPORATION	PARTICIPANT

Name:	Name:
Title:

NETEZZA CORPORATION

Restricted Stock Unit Agreement (Executives)

Exhibit A — General Terms and Conditions
     For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:
     1. Grant of RSUs. In consideration of services rendered to the Company by the Participant, the Company has granted to the Participant, subject to the terms and conditions set forth in this Agreement and in the Company’s 2007 Stock Incentive Plan, as amended (as amended, the "Plan”), a performance-based award of Restricted Stock Units (the “RSUs”), representing a target award of the number of RSUs set forth on the cover page of this Agreement (the “Target Number”) and the opportunity to earn up to [___%] of the Target Number upon over-performance. The RSUs entitle the Participant to receive, upon and subject to both the earning and the vesting of the RSUs (as described in Section 2 below), one share of common stock, $0.001 par value per share, of the Company (the “Common Stock”) for each RSU that is earned and which also vests. The shares of Common Stock that are issuable upon earning and vesting of the RSUs are referred to in this Agreement as the “Shares.”
     2. Earning and Vesting of the RSUs; Issuance of Shares.
          (a) Earning of the RSUs. Subject to the other provisions of this Section 2, the RSUs shall be earned in accordance with the Performance-Based Earn-Out table set forth on the cover page of this Agreement (the “Earn-Out Table”), based on the Company’s achievement of [insert performance metrics], as described on the cover page of this Agreement, for the Performance Period shown on the cover page of this Agreement. Any fractional RSU resulting from the application of the percentages in the Earn-Out Table shall be rounded down to the nearest whole number of RSUs. None of the RSUs shall be deemed to be earned unless and until the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) certifies in writing which (if any) performance targets have been achieved and the percentage of such achievement. The Compensation Committee shall make such certification no later than 75 days after the end of the Performance Period. The date on which the Compensation Committee certifies the degree to which the performance targets have been achieved that results in the earning of some or all of the RSUs is referred to in this Agreement as the “Earn-Out Date.” On the Earn-Out Date, all of the RSUs that have not been earned shall be automatically forfeited.
          (b) Vesting of the RSUs. Subject to the other provisions of this Section 2, the RSUs that have been earned pursuant to Section 2(a) shall vest in accordance with the Vesting Table set forth on the cover page of this Agreement (the “Vesting Table”). Any fractional RSU resulting from the application of the percentages in the Vesting Table shall be rounded down to the nearest whole number of RSUs. On each vesting date shown in the Vesting Table (and to the extent applicable the dates of the vesting of any of the RSUs pursuant to Sections 2(c) and 2(d)) (the "Vesting Dates”), the Company will issue to the Participant, in certificated or uncertificated form, such number of Shares as is equal to the number of RSUs that vested on such Vesting Date and shall deliver such Shares to the broker designated by the Participant on Appendix A hereto (the “Designated Broker”).

          (c) Employment Termination.
               (1) Termination by the Participant. Except to the extent Section 2(d) is applicable and provides for accelerated earning or vesting of RSUs, upon the termination by the Participant of the Participant’s employment with the Company for any reason, all RSUs that have not been earned pursuant to Section 2(a) or which have not vested pursuant to Section 2(b) shall be automatically forfeited as of such termination.
               (2) Termination by the Company without Cause. Except to the extent Section 2(d) is applicable and provides for accelerated earning or vesting of RSUs on terms more favorable to the Participant than those provided by this Section 2(c)(2), upon the termination by the Company of the Participant’s employment with the Company without Cause (as defined in that certain [Amended and Restated Executive Retention Agreement], dated as of [                    ] by and between the Participant and the Company (the “Retention Agreement”)), all of the RSUs that have not been earned pursuant to Section 2(a) shall be automatically forfeited as of such date and, in the event certain of the RSUs have been earned pursuant to Section 2(a) but such termination occurs prior to the vesting in full of such earned RSUs, a number of such earned but unvested RSUs shall immediately vest as is equal to the number of such earned RSUs that, but for such termination, would have vested upon the next Vesting Date following such termination multiplied by a fraction the numerator of which is the lesser of the number four (4) and the number of fiscal quarters of the Company commenced from and including the first day of the Company’s fiscal quarter during which the Vesting Date immediately prior to such termination occurred and through and including the date of such termination and the denominator of which is the number four (4), provided however that if such termination occurs prior to the first anniversary of the Grant Date, the Grant Date shall be deemed to be the prior Vesting Date for purposes of the calculation of such fraction, and provided further that if such termination occurs following the first anniversary of the Grant Date and prior to the second Vesting Date and the first Vesting Date is the Earn-Out Date rather than the first anniversary of the Grant Date, the first anniversary of the Grant Date shall be deemed to be the prior Vesting Date for purposes of the calculation of such fraction. Notwithstanding the preceding sentence, if the Participant’s employment with the Company is terminated by the Company without Cause following the end of the Performance Period but prior to the Earn-Out Date, the RSUs relating to those performance targets with respect to which the Compensation Committee has yet to provide a certification shall remain outstanding and unearned until the time of such certification(s) whereupon such RSUs shall be deemed to have been earned or not earned in accordance with such certification(s) and shall be deemed to have vested to the extent provided by the preceding sentence with respect to RSUs that have been earned prior to termination of the Participant’s employment with the Company.
               (3) Termination by the Company for Cause. Upon the termination by the Company of the Participant’s employment with the Company for Cause, all RSUs that have not been earned pursuant to Section 2(a) or which have not vested pursuant to Section 2(b) shall be automatically forfeited as of such termination.
               (4) Employment with Affiliated or Successor Companies. For purposes of this Agreement, employment with the Company shall include employment with a parent or subsidiary of the Company, or any successor to the Company.

          (d) Change in Control. If the Participant’s employment is terminated by the Company without Cause or by the Participant for Good Reason (as defined in the Retention Agreement) following a Change in Control (as defined in the Retention Agreement), then all of the RSUs that have been earned pursuant to Section 2(a) but which have not yet vested pursuant to Section 2(b), and, in the event the Compensation Committee has not yet provided a certification with respect to the earning of certain of the RSUs pursuant to Section 2(a), such RSUs that would have been earned upon 100% achievement of the performance metric or metrics for which the Compensation Committee has yet to provide a certification, shall become earned and vested in full effective immediately prior to such employment termination.
     3. Dividends. The RSUs shall have no rights with respect to dividends declared by the Company with respect to its capital stock, provided that the foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Agreement in accordance with Section 9 of the Plan.
     4. Withholding Taxes. On the date of this Agreement, the Participant shall provide the Designated Broker with irrevocable written instructions directing the Designated Broker to, on the date of the Designated Broker’s receipt of any Shares in accordance with Section 2(b), sell in accordance with ordinary principles of best execution that number of such Shares as is necessary to yield net proceeds to the Participant equal to the amount of the Company’s federal, state, and local or other income and employment tax withholding obligations with respect to the income recognized by the Participant as a result of the vesting of such Shares (based on minimum statutory withholding rates for all tax purposes, including payroll and social security taxes, that are applicable to such income) and remit such proceeds, immediately upon receipt thereof, to the Company in satisfaction of such tax withholding obligations of the Company. In connection with the foregoing, the Participant hereby confirms that, as of the date of this Agreement, he is not aware of any material nonpublic information regarding the Company or its securities.
     5. Restrictions on Transfer. The RSUs, and any interest therein, are subject to the restrictions on transfer set forth in Section 10(a) of the Plan.
     6. Provisions of the Plan. This Agreement is subject to the provisions of the Plan. The Participant acknowledges receipt of the Plan, along with the prospectus relating to the Plan.
     7. Miscellaneous.
          (a) No Rights to Employment. The Participant acknowledges and agrees that the grant of the RSUs and their vesting pursuant to Section 2 do not constitute an express or implied promise of continued employment for the vesting period of the RSUs, or for any period.
          (b) Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement; provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.

          (c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to any applicable conflict of law principles.
          (d) Interpretation. The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.

Appendix A
Designated Broker

NETEZZA CORPORATION
Restricted Stock Unit Agreement (Executives)
Exhibit B — Calculation of [insert performance metrics]